                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported)
                                February 12, 2003
                                -----------------


                         PHILLIPS-VAN HEUSEN CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

             1-724                                  13-1166910
             ------                                 ----------
    (Commission File Number)            (IRS Employer Identification Number)

                  200 Madison Avenue, New York, New York 10016
                  --------------------------------------------
                    (Address of Principal Executive Offices)


                  Registrant's telephone number (212)-381-3500
                                                --------------


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

         This Form 8-K/A is being filed to amend the Form 8-K filed on February 26, 2003 by Phillips-Van Heusen Corporation ("PVH") to include the financial statements and pro forma financial information referred to in Item 7 below relating to the CKI Acquisition (as defined below). At the time of the filing of the Form 8-K, it was impractical for PVH to provide these financial statements and pro forma information. Pursuant to the instructions to Item 7 of Form 8-K, PVH hereby amends Item 7 to the Form 8-K to include the previously omitted information.

         On February 12, 2003, PVH, a Delaware corporation, completed the acquisition (the "CKI Acquisition") from Calvin Klein, Barry Schwartz and certain family members and affiliated trusts (collectively, the "Sellers") of all of the issued and outstanding stock of Calvin Klein, Inc., a New York corporation, Calvin Klein (Europe), Inc., a Delaware corporation, Calvin Klein (Europe II) Corp., a Delaware corporation, Calvin Klein Europe S.r.l., a limited liability company organized under the laws of Italy, and CK Service Corp., a Delaware corporation. Calvin Klein, Inc., Calvin Klein (Europe), Inc., Calvin Klein (Europe II) Corp., Calvin Klein Europe S.r.l., and CK Service Corp. collectively are defined as the "CK Companies".

         The CKI Acquisition was accomplished pursuant to the Stock Purchase Agreement ("CKI Purchase Agreement"), dated December 17, 2002, among PVH, the CK Companies and the Sellers, which was previously filed as an exhibit, to the Form 8-K filed by PVH on December 20, 2002. The total net consideration paid for PVH's acquisition of the CK Companies was $438.0 million, subject to post-closing adjustments, and was comprised of $408.0 million in net cash and $30.0 million of PVH's common stock issued to the Sellers. As part of the purchase price in connection with the CKI Acquisition and in consideration of his sale to PVH of all of his rights under a design services letter agreement with Calvin Klein, Inc., Mr. Klein will receive contingent purchase price payments for 15 years based on a percentage of total worldwide net sales of products bearing any of the Calvin Klein brands, and received a nine-year warrant to purchase 320,000 shares of PVH's common stock at $28 per share (the "Klein Warrant").

         In connection with the issuance of PVH common stock to the Sellers, PVH granted the Sellers certain registration rights pursuant to the Registration Rights Agreement (the "Registration Rights Agreement"), dated February 12, 2003, between PVH, the Sellers, and the affiliates of Apax Managers, Inc. and Apax Partners Europe Managers Limited.

         The foregoing descriptions of the CKI Purchase Agreement, the Klein Warrant, and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such documents and are incorporated herein by reference.

         Supplemental information is attached hereto as Exhibit 99.1 with respect to (i) a transaction between Calvin Klein, Inc. and Vestimenta, S.p.A., and (ii) other pro forma information with respect to EBITDA.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a)   FINANCIAL STATEMENTS OF THE BUSINESSES ACQUIRED.

                                                                                  Page No.
                                                                                  --------
          Combined Financial Statements of Calvin Klein, Inc.
          Report of Independent Accountants................................         F-1
          Combined  Statements of Operations for the Fiscal Years
            Ended December 28, 2002, December 29, 2001 and
            December 30, 2000..............................................         F-2
          Combined Balance Sheets as of December 28, 2002
            and December 29, 2001..........................................         F-3
          Combined Statements of Shareholders' Equity for the
            Fiscal Years Ended December 28, 2002, December 29,
            2001 and December 30, 2000.....................................         F-4
          Combined Statements of Cash Flows for the Fiscal
            Years Ended December 28, 2002, December 29, 2001
            and December 30, 2000..........................................         F-5
          Notes to Combined Financial Statements...........................         F-6

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of Calvin Klein, Inc.:


     In our opinion, the accompanying combined balance sheets and the related combined statements of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Calvin Klein, Inc. and its affiliates (the "Company") at December 28, 2002 and December 29, 2001, and the results of their operations and their cash flows for each of the three fiscal years in the period ended December 28, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers, LLP


New York, New York
April 14, 2003

                              CALVIN KLEIN, INC.

                       COMBINED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)


                                                           2002            2001            2000
                                                      -------------   --------------   ------------
REVENUES
 Royalty and design revenues ......................     $ 118,058       $  118,417      $ 154,427
 Net sales ........................................        45,952           51,977         64,813
 Other revenues ...................................         7,982            8,426          9,538
                                                        ---------       ----------      ---------
                                                          171,992          178,820        228,778
                                                        ---------       ----------      ---------
COST AND EXPENSES
 Cost of goods sold ...............................        36,580           49,640         42,602
 Selling, general and administrative expenses .....       113,084          125,456        134,557
 Design services letter agreement .................        17,052           16,780         22,091
 Other income, net ................................          (220)          (1,850)          (806)
 Nonrecurring expenses ............................         2,440            5,855            185
                                                        ---------       ----------      ---------
                                                          168,936          195,881        198,629
                                                        ---------       ----------      ---------
   INCOME (LOSS) BEFORE INTEREST AND
    INCOME TAXES ..................................         3,056          (17,061)        30,149
Interest (expense) income, net ....................          (156)             179            907
                                                        ---------       ----------      ---------
   INCOME (LOSS) BEFORE INCOME TAXES ..............         2,900          (16,882)        31,056
Provision for income taxes ........................         4,048            2,577          6,658
                                                        ---------       ----------      ---------
   NET (LOSS) INCOME ..............................     $  (1,148)      $  (19,459)     $  24,398
                                                        =========       ==========      =========

  The accompanying notes are an integral part of these financial statements.

                               CALVIN KLEIN, INC.

                            COMBINED BALANCE SHEETS
                                (IN THOUSANDS)


                                                     DECEMBER 28,   DECEMBER 29,
                                                         2002           2001
                                                    -------------- -------------
                                      ASSETS

CURRENT ASSETS ....................................
 Cash and cash equivalents ........................    $  3,566       $ 1,614
 Accounts receivable, net .........................      31,022        36,336
 Inventories, net .................................      15,825        11,693
 Due from shareholder .............................       4,000           180
 Other current assets .............................      13,597        10,873
                                                       --------       -------
    TOTAL CURRENT ASSETS ..........................      68,010        60,696
PROPERTY AND EQUIPMENT, NET .......................      18,623        20,789
DEFERRED INCOME TAX ASSET .........................       2,937         3,164
DUE FROM SHAREHOLDER ..............................          --           365
OTHER ASSETS ......................................       2,833         6,799
                                                       --------       -------
                                                       $ 92,403       $91,813
                                                       ========       =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES ...............................
 Bank borrowings ..................................    $ 21,000       $13,000
 Current portion of long-term obligations .........         194           526
 Accounts payable .................................      18,455        16,752
 Accrued liabilities ..............................      23,134        29,513
 Accrued design services letter agreement .........       8,051         7,769
 Income taxes payable .............................         856           980
                                                       --------       -------
    TOTAL CURRENT LIABILITIES .....................      71,690        68,540
LONG-TERM OBLIGATIONS .............................         241           435
NONREFUNDABLE DEFERRED REVENUE ....................      11,754        13,997
                                                       --------       -------
                                                         83,685        82,972
                                                       --------       -------
COMMITMENTS & CONTINGENCIES (See Notes E and I)

SHAREHOLDERS' EQUITY
 Common stock .....................................         453           453
 Additional paid-in capital .......................       8,932         8,932
 Accumulated deficit ..............................      (1,367)         (219)
 Accumulated other comprehensive income (loss):
   Cumulative translation adjustments .............         700          (325)
                                                       --------       -------
    TOTAL SHAREHOLDERS' EQUITY ....................       8,718         8,841
                                                       --------       -------
                                                       $ 92,403       $91,813
                                                       ========       =======

  The accompanying notes are an integral part of these financial statements.

                              CALVIN KLEIN, INC.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                (IN THOUSANDS)


                                                                  RETAINED      ACCUMULATED
                                                   ADDITIONAL     EARNINGS         OTHER           TOTAL
                                          COMMON     PAID-IN    (ACCUMULATED   COMPREHENSIVE   SHAREHOLDERS'   COMPREHENSIVE
                                           STOCK     CAPITAL      DEFICIT)     INCOME (LOSS)       EQUITY      INCOME (LOSS)
                                         -------- ------------ -------------- --------------- --------------- --------------
JANUARY 1, 2000 ........................   $443     $ 13,551     $  47,349        $   11         $  61,354
 Net income for 2000 ...................     --           --        24,398            --            24,398      $  24,398
 Distributions to shareholders .........     --           --       (46,516)           --           (46,516)            --
 Foreign currency translation ..........     --           --            --          (228)             (228)          (228)
                                           ----     --------     ---------        ------         ---------      ---------
DECEMBER 30, 2000 ......................    443       13,551        25,231          (217)           39,008      $  24,170
                                                                                                                =========
 Net loss for 2001 .....................     --           --       (19,459)           --           (19,459)     $ (19,459)
 Capital contribution ..................     10           90            --            --               100             --
 Distributions to shareholders .........     --       (4,709)       (5,991)           --           (10,700)            --
 Foreign currency translation ..........     --           --            --          (108)             (108)          (108)
                                           ----     --------     ---------        ------         ---------      ---------
DECEMBER 29, 2001 ......................    453        8,932          (219)         (325)            8,841      $ (19,567)
                                                                                                                =========
 Net loss for 2002 .....................     --           --        (1,148)           --            (1,148)     $  (1,148)
 Foreign currency translation ..........     --           --            --         1,025             1,025          1,025
                                           ----     --------     ---------        ------         ---------      ---------
DECEMBER 28, 2002 ......................   $453     $  8,932     $  (1,367)       $  700         $   8,718      $    (123)
                                           ====     ========     =========        ======         =========      =========

  The accompanying notes are an integral part of these financial statements.

                              CALVIN KLEIN, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                         2002            2001            2000
                                                                     ------------   --------------   -----------
OPERATING ACTIVITIES
 Net (loss) income ...............................................     $ (1,148)      $  (19,459)     $  24,398
 Items that reconcile net (loss) income with net cash provided by
   (applied to) operating activities:
   Depreciation and amortization .................................        5,050            5,835          6,312
   Deferred income taxes .........................................          574           (1,446)          (376)
   Nonrefundable deferred revenue ................................       (2,243)             637           (165)
   Net gain on disposal of property and equipment ................         (519)              --             --
   Nonrecurring charges ..........................................           --            3,801             --
   Impairment of investees .......................................        4,460               --            253
   Equity in income of investees, net ............................           --               --            209
 Changes in operating assets:
   Accounts receivable, net ......................................        5,314            9,267          5,023
   Inventories, net ..............................................       (4,132)           6,701         (4,349)
   Other current assets ..........................................       (3,071)          (3,145)         1,062
 Changes in operating liabilities:
   Accounts payable ..............................................        4,337           (1,701)         2,075
   Accrued liabilities and design services letter agreement ......       (7,375)          (6,366)         5,239
   Income taxes payable ..........................................         (124)            (866)          (462)
 Other ...........................................................          394             (359)          (200)
                                                                       --------       ----------      ---------
 NET CASH PROVIDED BY (APPLIED TO) OPERATING
   ACTIVITIES ....................................................        1,517           (7,101)        39,019
                                                                       --------       ----------      ---------
INVESTING ACTIVITIES
 (Loans to) repayment by shareholders ............................       (3,455)             346            690
 Purchase of property and equipment ..............................       (3,077)          (6,729)        (2,679)
 Investment in intangible assets .................................         (177)            (138)          (743)
 Proceeds from sale of equity investment .........................           --              706             --
 Proceeds from sale of property and equipment ....................        2,304               --             --
                                                                       --------       ----------      ---------
 NET CASH APPLIED TO INVESTING ACTIVITIES ........................       (4,405)          (5,815)        (2,732)
                                                                       --------       ----------      ---------
FINANCING ACTIVITIES
 Short-term borrowings, net ......................................        8,000           13,000             --
 Change in book overdrafts .......................................       (2,634)           3,879             --
 Payment of long-term obligations ................................         (526)            (737)        (1,793)
 Capital contributions ...........................................           --              100             --
 Cash distribution to shareholders ...............................           --          (10,700)       (46,516)
                                                                       --------       ----------      ---------
 NET CASH PROVIDED BY (APPLIED TO) FINANCING
   ACTIVITIES ....................................................        4,840            5,542        (48,309)
                                                                       --------       ----------      ---------
INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS .....................................................        1,952           (7,374)       (12,022)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ...................        1,614            8,988         21,010
                                                                       --------       ----------      ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR .........................     $  3,566       $    1,614      $   8,988
                                                                       ========       ==========      =========
SUPPLEMENTARY INFORMATION:
 Cash paid during the fiscal year for:
 Interest ........................................................     $    495       $      310      $     344
                                                                       ========       ==========      =========
 Income taxes -- net of refunds ..................................     $  4,231       $    5,346      $   7,525
                                                                       ========       ==========      =========

  The accompanying notes are an integral part of these financial statements.

                               CALVIN KLEIN, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)


NOTE A - SIGNIFICANT ACCOUNTING POLICIES


     Nature of Operations: Calvin Klein, Inc. (the "Company") and its affiliates are engaged principally in the design, and through both license and similar agreements and owned operations, the manufacture, and wholesale and retail marketing of apparel and other lifestyle products bearing the CALVIN KLEIN or derivative trademark (the "Trademarks").

     Basis of Presentation: The Company's fiscal year ends on the Saturday closest to December 31. Fiscal years 2002, 2001 and 2000 include 52 weeks each. The financial statements presented for the fiscal years ended December 28, 2002 ("2002"), December 29, 2001 ("2001"), and December 30, 2000 ("2000") combine the accounts of Calvin Klein, Inc. and its three affiliated companies, Calvin Klein Europe, S.r.L, CK Service Corp. and Calvin Klein (Europe II) Corp. (which conduct the Company's international operations). Combined financial statements have been prepared as all affiliated companies are jointly controlled and managed by the shareholders of the Company and are operated as one economic unit. All significant intercompany transactions and balances between affiliated companies are eliminated in combination.

     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, costs and expenses during the reporting period. Actual results could differ from these estimates. The more significant estimates and assumptions include reserves for accounts receivable, inventory, and the valuation of deferred tax assets.

     Revenue Recognition: The Company enters into licensing agreements which grant the licensee exclusive rights to use certain Trademarks in connection with the manufacture and sale of designated products in specified geographical areas. The license agreements provide for payments based on specified percentages of net sales of licensed products and require that certain minimum amounts be spent on advertising for licensed products. Royalty and design revenues are recognized as earned pursuant to the terms of the underlying agreements and are based either on the underlying product sales or minimum royalty and design fees as defined by the licensing agreements. Fees related to the inception, modification and renewal of license agreements, are recorded as deferred revenue and are amortized over the related license terms and are included within "Other revenues." Commissions earned by the Company's advertising division are also included in "Other revenues" in the accompanying statements of operations.

     Included in the accompanying balance sheets at December 28, 2002 and December 29, 2001 are $801 and $6,075, respectively, of advance royalties received from certain licensees. Such amounts are included in accrued liabilities and will be recognized as income in accordance with the aforementioned policy.

     Net revenues from wholesale product sales are recognized upon customer acceptance. Reserves for estimated returns, markdown allowances, discounts and doubtful accounts are provided when sales are recorded. Retail store revenues are recognized at the time of sale. Shipping and handling charges invoiced to customers are included within net sales. Shipping and handling costs incurred by the Company are included in selling, general and administrative expenses.

                              CALVIN KLEIN, INC.

                                 (IN THOUSANDS)


     Shareholders' Equity: Capital stock of combined affiliates issued and outstanding at December 28, 2002 and December 29, 2001 was:


                                             STOCK     PAR VALUE       SHARES        SHARES
                                             CLASS     PER SHARE     AUTHORIZED      ISSUED
                                           --------   -----------   ------------   ----------
Calvin Klein, Inc. .....................   Common       $ 0.10      10,000,000     4,312,500
Calvin Klein Europe, S.r.L .............   Common       $ 0.10         200,000        20,000
CK Service Corp. .......................   Common       $ 0.10         200,000       100,000
Calvin Klein (Europe II) Corp. .........   Common       $ 0.10         200,000       100,000

     Cash Equivalents: The Company considers all highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents and believes concentration of risk to be insignificant due to the Company's policy of investing in high quality, short-term instruments. Book overdrafts of $1,245 and $3,879 at December 28, 2002 and December 29, 2001, respectively, have been reclassified to "Accounts payable" on the combined balance sheets.

     Inventory Valuation: Wholesale inventories are stated at the lower of cost (first-in, first-out) or market, domestic retail inventories are valued utilizing the retail method and international retail inventories are valued on the average cost method.

     Depreciation and Amortization: Depreciation and amortization are computed using the straight-line method over estimated useful lives of 3 - 7 years for machinery, furniture, equipment, computer hardware and software and the lesser of the lease terms or estimated useful lives for leasehold improvements.

     The Company continually evaluates whether events and circumstances have occurred that indicate that the remaining estimated useful lives of long-lived assets may warrant revision, or that the remaining balance may not be recoverable. When factors indicate that the asset should be evaluated for possible impairment, the Company uses an estimate of the undiscounted net cash flow over the remaining life of the asset in measuring whether the asset is recoverable. If it is determined that an impairment loss has occurred, the loss would be recognized during that period. The impairment loss is calculated as the difference between the asset carrying values and the present value of the estimated net cash flows or comparable market values, giving consideration to recent operating performance and pricing trends (see Note F).

     Fair Value of Financial Instruments: The amounts included in the accompanying financial statements for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values because of the short-term nature of these instruments.

     Foreign Currency: The functional currency of the Company's foreign affiliates is the applicable local currency. Assets and liabilities are translated into U.S. dollars using the current exchange rates in effect at the balance sheet date, while revenues and expenses are translated at the average exchange rate during the period. The resulting translation adjustments are recorded as a component of accumulated other comprehensive income (loss) within shareholders' equity. Foreign currency transactions recorded in the accompanying statements of operations resulted in currency gains (losses) in the amount of $2,230, ($51), and ($504) for 2002, 2001, and 2000, respectively.
The amount for 2002 includes $1,018 resulting from foreign currency transaction gains on certain intercompany balances. Foreign exchange gains (losses) are included in "Other income, net."

     Investments: The Company has investments in various licensees that are accounted for under the cost method as appropriate for each investment. The investments are reflected in other assets and totaled $1,050 and $5,510 at December 28, 2002 and December 29, 2001, respectively.

     During 2002, the Company determined that the carrying value of certain investments was permanently impaired and recorded a charge of $4,460, which is included in "Other income, net."

                              CALVIN KLEIN, INC.

                                 (IN THOUSANDS)


     During 2001, the Company received proceeds of $706 in exchange for the sale of its shares in a joint venture. A gain of $64 was recognized in "Other income, net," in connection with the sale. The Company previously accounted for its investment in this joint venture under the equity method.

     During 2000, the Company received $1,000 in connection with exercising its right to put 1% of its equity ownership back to SKY Company S.p.A. ("SKY"). Furthermore, the Company determined that its remaining investment in SKY was impaired and wrote down the carrying amount by $253. Both the proceeds from the put and the write down of the investment are included in "Other income, net." During 2001, the Company liquidated its investment in SKY.

     Advertising: Wholesale and retail advertising costs are expensed as incurred and were $4,646, $3,989 and $3,177 in 2002, 2001, and 2000, respectively.

     Reclassifications: Certain prior year balances have been reclassified to conform to the current year presentation.

NOTE B - REVENUES AND ACCOUNTS RECEIVABLE

     Components of net sales are as follows:


                             2002         2001         2000
                          ----------   ----------   ----------
   Wholesale ..........    $26,426      $33,620      $45,220
   Retail .............     19,526       18,357       19,593
                           -------      -------      -------
                           $45,952      $51,977      $64,813
                           =======      =======      =======

     Revenues are derived primarily from sales to high-end department stores, specialty stores and boutiques and from royalties and design revenues from licensees. The Company's licensees are predominantly comprised of prominent domestic and international companies.

     The percentages of revenue and accounts receivable attributed to licensees and other authorized users constituting greater than 10% of revenues or accounts receivable in 2002, 2001, and 2000 were as follows:



                                    2002                       2001                      2000
                          ------------------------   ------------------------   -----------------------
                                        ACCOUNTS                   ACCOUNTS                   ACCOUNTS
                           REVENUE     RECEIVABLE     REVENUE     RECEIVABLE     REVENUE     RECEIVABLE
                          ---------   ------------   ---------   ------------   ---------   -----------
   Licensee A .........      15.7%        31.6%         14.1%         25.5%        12.3%        24.5%
   Licensee B .........      24.9%        30.7%         23.0%         32.5%        27.9%        43.6%

     Credit risk on wholesale accounts receivable is affected by economic conditions in the retail industry. The Company provides reserves for accounts receivable which may not be realized as a result of uncollectibility, returns, markdowns, industry discounts, and other customer allowances. Reserves provided for accounts receivable aggregated $3,730 and $6,672 at December 28, 2002 and December 29, 2001, respectively.

                              CALVIN KLEIN, INC.

                                 (IN THOUSANDS)


NOTE C - INVENTORIES

     Inventories, net of reserves for excess and out of season goods, consist of:

                                                 2002          2001
                                             -----------   -----------
   Raw materials .........................    $  6,416      $    385
   Work in progress ......................         965           377
   Finished goods -- wholesale ...........       5,801        12,769
   Finished goods -- retail ..............       7,034         5,631
                                              --------      --------
                                                20,216        19,162
   Reserves ..............................      (4,391)       (7,469)
                                              --------      --------
   Inventories, net of reserves ..........    $ 15,825      $ 11,693
                                              ========      ========

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and consist of:


                                                            2002         2001
                                                         ----------   ----------
   Machinery, furniture and equipment ................    $15,751      $17,806
   Leasehold improvements ............................     37,171       34,723
                                                          -------      -------
                                                           52,922       52,529
   Less: accumulated depreciation and amortization ...     34,299       31,740
                                                          -------      -------
                                                          $18,623      $20,789
                                                          =======      =======

     Depreciation and amortization expense was $4,866, $5,008, and $5,478, in 2002, 2001, and 2000, respectively.

NOTE E - LINES OF CREDIT

     At December 28, 2002, the Company's credit line provides for demand loans, stand-by and commercial letters of credit and bankers acceptances up to an aggregate principal amount of $30,000, subject to certain restrictions. The line is intended to finance short-term working capital requirements that may arise from time to time. The agreement contains certain covenants, including limitations on distributions to shareholders. The line, which is scheduled to expire on June 30, 2003, bears interest at the Company's choice of rates based on various indices, the maximum of which did not exceed the bank's prime lending rate. Borrowings are collateralized by liens on certain licensee revenues, inventory and accounts receivable. At December 28, 2002, the Company had outstanding $313 in commercial letters of credit, $3,851 in stand-by letters of credit, and $21,000 of short-term borrowings. See Note K.

NOTE F - NONRECURRING TRANSACTIONS

     During 2002, the Company implemented several strategic initiatives including the sale of the Company to Phillips-Van Heusen Corporation ("PVH") (see Note K) and the planned closure of two outlet stores during 2003. Nonrecurring charges recorded in connection with these actions totaled $1,444 and consisted of professional fees ($1,224) and store lease termination costs ($220). In addition, the Company accrued $996 for estimated costs resulting from idle real estate under non-cancelable operating leases. Accruals remaining at December 28, 2002 include $1,123 for professional fees and $1,216 for real estate.

     During 2002, the Company completed the sale of certain property and equipment and the assignment of a lease for a retail store, resulting in a gain of $916 which is included in "Other income, net."

                              CALVIN KLEIN, INC.

                                 (IN THOUSANDS)


     In addition, the Company reached a settlement with one of its insurance carriers for $975, which is included in "Other income, net" for 2002. Such amount represents the reimbursement of legal fees and related expenses incurred in connection with the defense of certain litigation.

     During 2001, the Company discontinued its sales in the United States of the cK men's and women's bridge apparel lines produced by its European licensee (in connection with the termination of the license) and conducted a strategic review of all other areas of the Company in order to improve operational efficiencies. Nonrecurring charges recorded in connection with these actions totaled $3,746 and consisted of severance and related costs ($2,344), the write-down of impaired assets ($502) and anticipated costs associated with idle real estate ($900). Accruals remaining at December 29, 2001 included $290 for severance and related costs and $900 for estimated costs associated with idle real estate.

     In addition, the Company determined that the carrying values of certain leasehold improvements and other assets related to one of its retail stores were permanently impaired in 2001, resulting in a nonrecurring charge of $2,109 to reduce the assets to their estimated fair values. Fair value of the assets was determined by the estimated amount at which the assets could be sold in a transaction between willing parties. This charge was recorded within "Nonrecurring expenses" on the accompanying statements of operations.

     During 2001, the Company modified and extended its license arrangement with a significant licensee. In connection with this transaction, the Company received the first installment ($4,249) of a nonrefundable payment of $7,934 (net of associated expenses) that was recorded as deferred revenue. The final installment of the payment ($3,685) was received in 2002. In addition to annual royalties, the deferred revenue is being amortized and recognized on a straight-line basis through December 2010, the initial term of the revised agreement. At December 28, 2002 and December 29, 2001, the unamortized deferred revenue was $6,347 and $7,141, respectively.

     During 2000, the Company renegotiated its license and product supply agreements with a licensee. In connection therewith, the Company received a nonrefundable payment of $1,500 which was to be amortized and recognized over the initial term of the revised agreement. The unamortized deferred revenue as of December 30, 2000 was $1,286. Subsequent to December 30, 2000, the Company terminated its license and product supply agreements with this licensee. Accordingly, the remaining unamortized deferred revenue was recognized as "Other income, net" in 2001.

     During 1999, the Company modified and extended its license arrangement with a significant licensee. Associated therewith, the Company received a nonrefundable payment of $7,500 which was recorded as deferred revenue. In addition to annual royalties, the deferred revenue is being amortized and recognized on a straight-line basis through December 2009, the initial term of the revised agreement. At December 28, 2002 and December 29, 2001, the unamortized deferred revenue was $5,250 and $6,000, respectively.


NOTE G - INCOME TAXES

Income (loss) before income taxes consisted of:

                        2002         2001        2000
                    ----------- ------------- ----------
Domestic ..........  $  7,625     $ (14,609)   $30,105
Foreign ...........    (4,725)       (2,273)       951
                     --------     ---------    -------
                     $  2,900     $ (16,882)   $31,056
                     ========     =========    =======

                              CALVIN KLEIN, INC.

                                 (IN THOUSANDS)


     The components of the provision for income taxes are as follows:


                            2002         2001         2000
                         ---------   -----------   ---------
   State and local:

    Current ..........    $  (84)     $    (24)     $2,664
    Deferred .........       574        (1,446)       (376)
   Foreign ...........     3,558         4,047       4,370
                          ------      --------      ------
                          $4,048      $  2,577      $6,658
                          ======      ========      ======

     The provision for income taxes is different from that which would be obtained by applying the statutory Federal income tax rate to income (loss) before income taxes. The items causing this difference are as follows:



                                                           2002        2001         2000
                                                       ----------- ----------- -------------
   Federal tax at statutory rate .....................  $  1,015    $  5,909     $ (10,870)
   S-Corporation not subject to federal tax ..........    (1,015)     (5,909)       10,870
   Domestic state and local tax at statutory rate ....       540      (1,097)        2,261
   Foreign withholding taxes .........................     2,906       3,264         3,776
   Foreign income taxes ..............................       652         783           594
   Other, net ........................................       (50)       (373)           27
                                                        --------    --------     ---------
                                                        $  4,048    $  2,577     $   6,658
                                                        ========    ========     =========

     Foreign income taxes are comprised of two components: withholding taxes attributable to royalty and design revenues received from foreign licensees and income taxes from the operations of the Company's foreign affiliates.

     The components of the deferred tax assets and liabilities are as follows:

                                                          2002        2001
                                                       ---------   ---------
   Depreciation on property and equipment ..........    $1,067      $  988
   Nonrefundable deferred revenue ..................       982       1,250
   Net operating loss carryforwards ................       677         788
   Other, net ......................................       963       1,237
                                                        ------      ------
                                                        $3,689      $4,263
                                                        ======      ======


     At December 28, 2002, the Company has $9,664 of state and local net operating loss carryforwards ($677 tax effected) that will begin to expire in 2010 (see Note K).

     The Company and its three affiliates have elected S-Corporation status for federal and certain state tax jurisdictions. Under S-Corporation status, the Company passes through to its shareholders as individual taxpayers, on a pro rata basis, each item of income, loss, deduction or credit. Likewise, all income tax liabilities and/or tax benefits of the Company are passed through to the individual shareholders. Local income tax liabilities have been recorded on the basis of taxable income for financial reporting purposes for those jurisdictions that do not permit S-Corporation status. Certain foreign affiliates generated operating losses that have no benefit to the individual shareholders, as the net operating loss carry forwards are not ultimately recognizable by the shareholders.

NOTE H - BENEFIT PLANS

     The Company sponsors a Retirement Savings Plan and Trust for employees under section 401(k) of the Internal Revenue Code. Under the terms of the plan, employees may set aside a portion of their gross pay, subject to limitations, which is partly matched by the Company. The amount of funds

                              CALVIN KLEIN, INC.

                                 (IN THOUSANDS)


contributed on a matching basis by the Company was $323, $421, and $363 for 2002, 2001 and 2000, respectively. While additional employer contributions may be made into the plan at the discretion of the Company's Board of Directors, none have been made for the periods presented.

     The Company also sponsors a Comprehensive Health Care Plan covering most full-time non-union employees. Costs for the plan are shared by eligible employees and the Company. Costs incurred by the Company amounted to $2,977, $3,259 and $2,711 for 2002, 2001 and 2000, respectively.

     The Company makes periodic contributions to multiemployer union pension, health and welfare funds. These payments are based upon wages paid to union employees and amounts paid to contractors. Amounts contributed were $625, $741 and $602 for 2002, 2001 and 2000, respectively.


NOTE I - COMMITMENTS AND CONTINGENCIES

     The Company and combined affiliates lease office, showroom, warehouse and retail sales facilities and certain machinery and equipment under noncancellable operating leases that expire in various years through 2015. Certain of the leases contain renewal options and some require the payment of maintenance costs, property taxes and other occupancy costs. At December 28, 2002, three major retail store leases are secured by standby letters of credit in the amount of $3,840.

     Net rent expense, net of sublease income of $770, $703 and $572, amounted to $11,935, $8,191 and $7,194 for 2002, 2001 and 2000, respectively. The
Company has several shared services agreements with licensees whereby the licensees reimburse the Company for the long-term use of certain of the Company's showroom and office facilities. Such reimbursements are not reflected in the table of future minimum lease payments. The future minimum lease payments under noncancellable leases as of December 28, 2002 are as follows:

   2003 ..............................................     $11,039
   2004 ..............................................       9,554
   2005 ..............................................       9,174
   2006 ..............................................       8,751
   2007 ..............................................       6,745
   Thereafter ........................................      21,446
                                                           -------
                                                           $66,709
                                                           =======

     The Company has agreements with various employees and consultants for periods exceeding one year that generally provide for incentives as well as base compensation.

     Certain pending and threatened lawsuits involving the Company have arisen in the normal course of business. The Company believes that it has meritorious defenses in each of these matters and intends to defend itself vigorously. Appropriate amounts have been recorded for costs anticipated in this regard. While the ultimate outcome of these matters cannot be determined with certainty, the Company believes none of these matters, either individually or in the aggregate, will have a material adverse effect on its financial position, results of operations or cash flows.

     Under the provisions of the multiemployer union pension, health and welfare plan, the Company must maintain certain minimum contribution levels. Failure to do so may result in the Company's estimated current benefit obligation becoming immediately due and payable. Management believes that the Company is currently in compliance with the provisions of the plan. Accordingly, at December 28, 2002, no amounts have been accrued related to this matter, other than those pertaining to normal contributions.

                              CALVIN KLEIN, INC.

                                 (IN THOUSANDS)


NOTE J - TRANSACTIONS WITH RELATED PARTIES


     Pursuant to an exclusive design services letter agreement between the Company and Mr. Klein (the "Design Services Letter Agreement"), Mr. Klein receives additional payments to his annual base salary equal to a set percentage of sales of certain licensed products. See Note K.

     In December 1998, the Company provided a loan of $2,275 to a major shareholder. Various payments of interest and principal were made on this loan until fully repaid in September 2001. Additionally, in September 2001, a loan of $545 was advanced to the shareholder. The note has set repayment terms and permits early repayment. In January 2002, the Company provided a loan of $4,000 to the same major shareholder, and at that time, the shareholder satisfied all prior loan balances outstanding. The loan is evidenced by an interest-bearing non-negotiable promissory note maturing in January 2006. The note has set repayment terms and permits early repayment. See Note K.

     At December 28, 2002, other current assets include amounts due from the shareholders of $518 for certain goods and services provided by the Company. See Note K.

     Certain professional fees incurred in connection with the sale of the Company to PVH were paid directly by the shareholders.

     The Company purchased product for resale in the normal course of business from SKY, a former licensee in which the Company held an equity interest. Purchases amounted to approximately $497 and $3,449 for 2001 and 2000, respectively.

     The Company received royalty and design revenues of $16,397, $18,522, and $21,050 in 2002, 2001 and 2000, respectively, from licensees in which the Company held an investment. During 2002, the Company received royalty payments of $201 from PVH.


NOTE K -- SUBSEQUENT EVENTS

     On February 12, 2003, PVH completed its acquisition of the outstanding stock of the Company and certain affiliated companies for $408,000 in net cash, subject to post-closing purchase price adjustments and $30,000 in PVH stock.

     In connection therewith, the aforementioned amounts due from shareholders were repaid in full. In addition, the short-term borrowings under the Company's line of credit were repaid in full, inclusive of accrued interest. PVH assumed the stand-by and commercial letters of credit outstanding on February 12, 2003 under the Company's line of credit. The Company also terminated the Design Services Letter Agreement and its Retirement Savings Plan and Trust effective February 12, 2003. Additionally, as a result of the change in control, PVH's use of the state and local net operating loss carryforwards will be subject to limitations under section 382 of the Internal Revenue Code. No adjustments have been recorded in these combined financial statements in connection with the acquisition of the Company by PVH.

(b)       PRO FORMA FINANCIAL INFORMATION.

                                                                      Page No.
                                                                      --------
          Explanatory Note......................................        P-1
          PVH Unaudited Pro Forma Condensed
            Consolidated Balance Sheet as of
            February 2, 2003....................................        P-2
          PVH Unaudited Pro Forma Condensed
            Consolidated Income Statement for the
            Year Ended February 2, 2003.........................        P-4

                PRO FORMA FINANCIAL STATEMENTS - EXPLANATORY NOTE

The following unaudited pro forma condensed consolidated financial information of PVH is based on PVH's audited consolidated financial statements and the audited combined financial statements of the CK Companies. The unaudited pro forma condensed consolidated balance sheet as of February 2, 2003 gives effect to PVH's acquisition of the CK Companies as if it had occurred on February 2, 2003. The unaudited pro forma condensed consolidated income statement for the year ended February 2, 2003 gives effect to the acquisition as if it had occurred on February 4, 2002.

PVH's fiscal years end on the Sunday closest to February 1 and the CK Companies' fiscal years end on the Saturday closest to December 31. The unaudited pro forma condensed consolidated balance sheet as of February 2, 2003 includes historical information for PVH as of February 2, 2003 and historical information for the CK Companies as of December 28, 2002. The unaudited pro forma condensed consolidated income statement for PVH's fiscal year ended February 2, 2003 includes historical information for PVH for PVH's fiscal year ended February 2, 2003 and historical information for the CK Companies for its fiscal year ended December 28, 2002.

The unaudited pro forma condensed consolidated financial information does not purport to represent what PVH's results of operations or financial position would actually have been had the CKI Acquisition occurred on the dates specified, nor do they purport to project PVH's results of operations or financial position for any future period or at any future date.

                         PHILLIPS-VAN HEUSEN CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                 CK
                                                            PVH              Companies                               Pro Forma
                                                           as of               as of             Pro Forma             as of
                                                     February 2, 2003    December 28, 2002       Adjustments      February 2, 2003
                                                     ----------------    -----------------       -----------      ----------------
ASSETS
   Current Assets:
     Cash and cash equivalents....................      $117,121               $3,566            $(25,000)(1)         $78,712
                                                                                                    4,601(2)
                                                                                                  (12,000)(3)
                                                                                                   (9,576)(3)
     Trade receivables............................        68,371               31,022                                  99,393
     Inventories..................................       230,971               15,825                                 246,796
     Due from shareholder.........................                              4,000              (4,000)(2)
     Other........................................        34,664               13,597                (601)(2)          47,660
                                                        ---------            ---------          ------------       ------------
         Total Current Assets.....................       451,127               68,010             (46,576)            472,561
   Property, Plant and Equipment..................       142,635               18,623                                 161,258
   Intangible Assets..............................        18,233                                  419,674(3)          437,907
   Goodwill.......................................        94,742                                                       94,742
   Other..........................................        64,963                5,770               9,067(3)           79,800
                                                        ---------            ---------          ------------       ------------
                                                        $771,700              $92,403            $382,165          $1,246,268
                                                        =========            =========          ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current Liabilities:
     Bank borrowings..............................                            $21,000            $(21,000)(4)
     Accounts payable.............................       $40,638               18,455                                 $59,093
     Accrued expenses.............................        86,801               32,235              18,000(3)          137,036
                                                        ---------            ---------          ------------       ------------
         Total Current Liabilities................       127,439               71,690              (3,000)            196,129
   Long-Term Debt.................................       249,012                                  125,000(1)          374,012
   Other Liabilities..............................       123,022               11,995             (11,754)(3)         123,263
   Series B Convertible Redeemable Preferred Stock                                                250,000(1)          250,000
   Stockholders' Equity:
     Common stock.................................        27,813                  453               2,536(1)           30,349
                                                                                                     (453)(5)
     Additional capital...........................       123,645                8,932              28,101(1)          151,746
                                                                                                   (8,932)(5)
     Retained earnings (deficit)..................       155,525               (1,367)              1,367(5)          155,525
     Accumulated other comprehensive income (loss)       (34,370)                 700                (700)(5)         (34,370)
                                                        ---------            ---------          ------------       ------------
                                                         273,613                8,718              21,919             303,250

     Less: treasury stock--at cost................          (386)                                                        (386)
                                                        ---------            ---------          ------------       ------------
         Total Stockholders' Equity...............       272,227                8,718              21,919             302,864
                                                        ---------            ---------          ------------       ------------
                                                        $771,700              $92,403            $382,165          $1,246,268
                                                        =========            =========          ============       ============

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1) Represents cash, long-term debt, convertible preferred stock, common stock, and a warrant issued by PVH at the closing in connection with the CKI Acquisition, subject to post-closing purchase price adjustments. The long-term debt represents the full draw-down of a two year secured term loan of $125.0 from the affiliates of Apax Managers, Inc. and Apax Partners Europe Managers Limited.

                                                           (IN THOUSANDS)
                                                           --------------
        Cash.............................................   $   25,000
        Term loan........................................      125,000
        Series B convertible preferred stock.............      250,000
        Common stock and warrant.........................       30,637
                                                           --------------
                                                            $  430,637
                                                           ==============

(2) Represents repayment to the CK Companies from the CK Companies' selling shareholders of amounts owed to the CK Companies for certain outstanding loans and advances.


(3) Represents estimated fair value adjustments to the net assets acquired and liabilities assumed at the closing of the CKI Acquisition. The calculation of intangible assets acquired is based on the CK Companies' net assets as of December 28, 2002. Since the CK Companies' net assets were different on February 12, 2003, the amount ultimately assigned to intangible assets will vary accordingly. In addition, PVH expects that upon completion of valuing the trademarks acquired, a portion of the intangible assets acquired will be reclassified to goodwill.

     The following is a summary of the purchase price allocation:

                                                                                                        (IN THOUSANDS)
                                                                                                        --------------
        Cash consideration paid at closing.....................................................             $400,000
        Estimated fees and costs in connection with the acquisition............................               12,000
        Purchase price adjustment based on the CK Companies' net assets as of December 28, 2002                9,576
                                                                                                        --------------
        Total cash consideration ..............................................................              421,576
        Fair value of common stock and warrant issued .........................................               30,637
        Severance and other acquired liabilities estimated at the time of the acquisition .....               18,000
                                                                                                        --------------
        Total purchase consideration...........................................................              470,213
        Less: historical net book value of assets acquired.....................................                8,718
        Less: selling shareholder repayment of bank borrowings.................................               21,000
        Purchase price in excess of historical net book value..................................              440,495

        Adjustments to fair value of acquired net assets:
        Deferred tax asset.....................................................................              (9,067)
        Other liabilities, including deferred revenues of the
           CK Companies .......................................................................             (11,754)
                                                                                                        --------------
        Goodwill and intangible assets acquired................................................             $419,674
                                                                                                        ==============

(4) Represents repayment of CK Companies' revolving credit facility by CK Companies' selling shareholders as required at the closing of the CKI Acquisition under the CKI Purchase Agreement.


(5)  Represents an adjustment to eliminate CK Companies' equity.

                         PHILLIPS-VAN HEUSEN CORPORATION
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       CK
                                                 PVH               Companies                           Pro Forma
                                              Year Ended           Year Ended         Pro Forma        Year Ended
                                           February 2, 2003    December 28, 2002     Adjustments    February 2, 2003
                                         -------------------  -------------------  --------------  ------------------
Net sales.............................         $1,394,212             $45,952                           $1,440,164
Royalty and related revenue...........             10,761             118,058                              128,819
Other revenues........................                                  7,982                                7,982
                                         -------------------  -------------------  --------------  ------------------
Total revenues........................          1,404,973             171,992                            1,576,965
Cost of goods sold....................            873,743              36,580                              910,323
                                         -------------------  -------------------  --------------  ------------------
Gross profit..........................            531,230             135,412                              666,642
Selling, general, administrative and
   other expenses ....................            462,195             132,356         $(21,772)(2)         572,779
                                         -------------------  -------------------  --------------  ------------------
Income before interest and taxes .....             69,035               3,056           21,772              93,863
Interest expense, net.................             22,729                 156           13,100(3)           35,985
                                         -------------------  -------------------  --------------  ------------------
Income before taxes...................             46,306               2,900            8,672              57,878
Income tax expense....................             15,869               4,048                2(4)           19,919
                                         -------------------  -------------------  --------------  ------------------
Net income (loss).....................             30,437              (1,148)           8,670              37,959
Preferred stock dividends.............                                                  20,027(1)           20,027
                                         -------------------  -------------------  --------------  ------------------
Net income (loss) attributed to common
   shares ............................            $30,437             $(1,148)        $(11,357)            $17,932
                                         ===================  ===================  ==============  ==================
Basic net income per common share(1)..             $1.10                                                    $0.59
                                         ===================                                       ==================
Diluted net income per common share(1)             $1.08                                                    $0.58
                                         ===================                                       ==================


    See Notes to Unaudited Pro Forma Condensed Consolidated Income Statement

      NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

(1) Pro forma net income per common share is pro forma net income, less preferred dividends of $20.0 million, or 8%, on the Series B convertible preferred stock, divided by PVH's fiscal 2002 average shares of common stock outstanding, as adjusted for 2,535,926 shares of common stock in connection with the CKI Acquisition. If PVH elects not to pay a cash dividend for any quarter, then the Series B convertible preferred stock will be treated for purposes of the payment of future dividends and upon conversion, redemption or liquidation as if an in-kind dividend had been paid.

(2) Details of the unaudited pro forma adjustments to selling, general and administrative expenses reflect the following: (i) the annual payment to Mr. Klein in connection with the three-year consulting agreement that PVH entered into with Mr. Klein whereby he is available to consult on advertising, marketing, design, promotion and publicity aspects of the CK Companies; (ii) the elimination of compensation expenses and fringe benefits and other costs directly associated with Mr. Calvin Klein and Mr. Barry Schwartz, the two principal selling shareholders of the CK Companies, whose employment (and their related employment agreements) terminated upon consummation of the CKI Acquisition; and (iii) the elimination of the amount paid to Mr. Klein by the CK Companies under a design services letter agreement based on a percentage of sales of certain Calvin Klein branded products. In connection with PVH's acquisition, PVH bought all of Mr. Klein's rights under that agreement in consideration of a warrant to purchase 320,000 shares of PVH's common stock and contingent purchase price payments for 15 years based on the worldwide net sales of products bearing any of the Calvin Klein brands.

                                                                              (IN THOUSANDS)
                                                                              --------------
     Consulting agreement annual payment.................................        $(1,000)
     Elimination of expenses directly related to the two principal
         selling shareholders ...........................................          5,720
     Elimination of payment under design services letter agreement.......         17,052
                                                                                  ------
     Pro forma adjustments...............................................        $21,772
                                                                                 =======

The acquisition will be accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standards No. 141 "Business Combinations" and the resulting goodwill and other intangible assets will be accounted for under Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets." PVH is in the process of obtaining third party valuations of certain intangible assets, thus the allocation of the purchase price is subject to refinement. Upon completion of such valuations, PVH expects to allocate a significant portion of the acquired intangible assets to indefinitely lived trademarks. Any remaining acquired intangible assets will be classified as goodwill. The purchase price allocation is preliminary and has been made solely for the purpose of developing the pro forma financial information.

(3) The unaudited pro forma adjustment to interest expense, net, reflects the following:

                                                                                 (IN THOUSANDS)
                                                                                 --------------
        Term loan.............................................................      $12,500
        Reduction in interest income based on pro forma adjustments
             to cash and cash equivalents ....................................          600
                                                                                        ---
               Pro forma adjustments..........................................      $13,100
                                                                                    =======

(4) Represents the replacement of the CK Companies' tax provision with the estimated income tax provision at a tax rate of 35% that would have been recorded by PVH, both on the CK Companies' pre-tax income and on the net effect of the pro forma adjustments.

     (c)  EXHIBITS:


EXHIBIT   DESCRIPTION

2.1 Stock Purchase Agreement, dated December 17, 2002, among Phillips-Van Heusen Corporation, Calvin Klein, Inc., Calvin Klein (Europe), Inc., Calvin Klein (Europe II) Corp., Calvin Klein Europe S.r.l., CK Service Corp., Calvin Klein, Barry Schwartz, Trust for the Benefit of the Issue of Calvin Klein, Trust for the Benefit of the Issue of Barry Schwartz, Stephanie Schwartz-Ferdman and Jonathan Schwartz (incorporated by reference to Exhibit 10.1 to the Report on Form 8-K of Phillips-Van Heusen Corporation, filed on December 20, 2002, Commission File No. 1-724). The registrant agrees to furnish supplementally a copy of any omitted schedules to the Commission upon request.

10.1 Warrant, issued on February 12, 2003, by Phillips-Van Heusen Corporation to the Calvin Klein 2001 Revocable Trust (incorporated by reference to Exhibit 10.2 to the Report on Form 8-K of Phillips-Van Heusen Corporation, filed on February 26, 2003).

10.2 Registration Rights Agreement, dated as of February 12, 2003, by and among Phillips-Van Heusen Corporation, the Calvin Klein 2001 Revocable Trust, Barry Schwartz, Trust for the Benefit of the Issue of Calvin Klein, Trust for the Benefit of the Issue of Barry Schwartz, Stephanie Schwartz-Ferdman and Jonathan Schwartz, and the Investors listed therein (incorporated by reference to Exhibit 10.7 to the Report on Form 8-K of Phillips-Van Heusen Corporation, filed on February 26,
          2003).

23        Consent of Independent Auditors of Calvin Klein, Inc.

99.1      Supplemental Information.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PHILLIPS-VAN HEUSEN CORPORATION



                                         By: /s/ Mark D. Fischer
                                             -----------------------------------
                                             Mark D. Fischer, Vice President



Date: April 21, 2003